EXHIBIT 10.1

FIFTH AMENDMENT AND COMMITMENT INCREASE TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT AND COMMITMENT INCREASE TO CREDIT
AGREEMENT (this “Fifth Amendment”), dated as of April 14, 2014, is by and among CARRIAGE SERVICES, INC., a Delaware corporation (the “Borrower”), the banks listed as Lenders on the signature pages hereof (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in said capacity as Administrative Agent, the “Administrative Agent”).
BACKGROUND

A.The Borrower, certain of the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 30, 2012, as amended by that certain First Amendment to Credit Agreement, dated as of November 29, 2012, that certain Second Amendment to Credit Agreement, dated as of February 14, 2013, that that certain Third Amendment and Commitment Increase, dated as of April 23, 2013, and that certain Fourth Amendment to Credit Agreement, dated as of February 27, 2014 (said Credit Agreement, as amended, the “Credit Agreement”; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.	The Borrower has requested that the Lenders amend the Credit Agreement to

(i)	increase the Revolving Credit Facility to $200,000,000, (ii) increase the Term Facility to
$125,000,000, (iii) add two new Lenders, (iv) remove JPMorgan Chase Bank, N.A. as a Lender under the Credit Agreement (the “Exiting Lender”) and (v) make certain other amendments thereto, as more fully set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.AMENDMENTS.

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Continuing Lender” means each Lender that is a party to the Credit Agreement after giving effect to the Fifth Amendment other than the New Lenders.

“Fifth Amendment” means that certain Fifth Amendment and Commitment Increase to Credit Agreement, dated as of April 14, 2014, among the Borrower, the Lenders and the Administrative Agent.

“Fifth Amendment Effective Date” means the date that all conditions of effectiveness set forth in Section 3 of the Fifth Amendment have been satisfied.

“New Lenders” means Whitney Bank and Texas Capital Bank, National Association.

“Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Senior Secured Debt as of such date to (b) EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Total Senior Secured Debt” means, as of any date of determination, an amount equal to the remainder of (a) Debt of the Borrower and its Subsidiaries minus (b) without duplication, the sum of (i) Subordinated Debt, (ii) Refinancing Subordinated Debt and
(iii) Debt of the Borrower and its Subsidiaries not secured by any Lien.

(b)Section 1.01 of the Credit Agreement is further amended by deleting the defined terms “Leverage Ratio” and “Total Debt” therefrom.

(c)The definition of “Applicable Fee Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Fee Rate” means, at any time, in respect of the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

	Applicable Fee Rate
Pricing Level	Senior Secured Leverage Ratio	Commitment Fee
1	< 2.50 : 1.00	0.300%
2	< 3.00: 1.00 but ≥ 2.50: 1.00	0.350%
3	< 3.50: 1.00 but ≥ 3.00: 1.00	0.400%
4	≥ 3.50: 1.00	0.450%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Fee Rate in effect from and after the Fifth Amendment Effective Date through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(b) for the Fiscal Quarter ending June 30, 2014 shall be Pricing Level 3.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

(d)The definition of “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on the Fifth Amendment Effective Date, such Term Lender’s Term Commitment at such time, if such Term Lender is a New Lender, and the principal amount of Term Loans outstanding at such time after giving effect to the Fifth Amendment, if such Term Lender is a Continuing Lender, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16.    If the commitment of each Revolving Credit Lender to make Revolving Credit Loans has been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The Applicable Percentage of each Lender in respect of each Facility after giving effect to the Fifth Amendment is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

(e)The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means in respect of the Term Facility and the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Senior Secured Leverage Ratio	Eurodollar Rate / Letter of Credit Fees	Base Rate
1	< 2.50 : 1.00	2.000%	1.000%
2	< 3.00 : 1.00 but ≥ 2.50 : 1.00	2.500%	1.500%
3	< 3.50 : 1.00 but ≥ 3.00 : 1.00	3.000%	2.000%
4	≥ 3.50 : 1.00	3.500%	2.500%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply in respect of the Term Facility and the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Fifth Amendment Effective Date through and including the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ending June 30, 2014 shall be Pricing Level 3.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(f)The definition of “Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(g)The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means the earlier of (a) March 31, 2019 and (b) such earlier date as all of the Credit Agreement Obligations become due and payable hereunder, whether by termination, acceleration, prepayment, reduction of the Commitments to zero or otherwise; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

(h)	Section 2.01(a) of the Credit Agreement is hereby amended to read as follows:

(a)The Term Borrowings.    Subject to the terms and conditions set forth herein, (i) each New Lender severally agrees to make a single loan to the Borrower on the Fifth Amendment Effective Date in an amount equal to such Term Lender’s Applicable Percentage of the Term Facility and (ii) each Continuing Lender severally agrees, to the extent necessary, to make Term Loans on the Fifth Amendment Effective Date so that the amount of Term Loans owing to such Continuing Lender on the Fifth Amendment Effective Date is equal to such Continuing Lender’s Applicable Percentage of the Term Facility after giving effect to the Fifth Amendment.

(i)Section 2.05(b) of the Credit Agreement is hereby amended by amending clause (ii) thereof to read as follows:

(ii) Upon the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than any sales or issuances of Equity Interests (A) to a Loan Party or (B) pursuant to one or more private offerings in any Fiscal Year, the Net Cash Proceeds of which in the aggregate do not exceed $50,000,000) and provided that after giving effect to such sale or issuance on a pro-forma basis the Senior Secured Leverage Ratio is greater than or equal to 3.00 to 1.00, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below).

(j)Section 2.05(b) of the Credit Agreement is further amended by amending clause (iii) thereof to read as follows:

Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt permitted to be incurred or issued pursuant to Section 7.03(k) and provided that after giving effect to such incurrence or issuance on a pro-forma basis the Senior Secured Leverage Ratio is greater than or equal to 3.00 to 1.00, the Borrower shall prepay an aggregate principal amount of Loans equal to 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below).

(k)	Section 2.07(a) of the Credit Agreement is hereby amended to read as follows:

(a)Term Loans.    To the extent not repaid earlier as provided herein, the Borrower shall repay the Term Loans to the Term Lenders on the following dates in the respective amounts set forth opposite such dates (as adjusted from time to time as a result of prepayments pursuant to Sections 2.05(a) and 2.05(b)):

Date	Amount
September 30, 2014	$2,343,750

December 31, 2014	$2,343,750
March 31, 2015	$2,343,750
June 30, 2015	$2,343,750
September 30, 2015	$2,343,750
December 31, 2015	$2,343,750
March 31, 2016	$2,343,750
June 30, 2016	$2,343,750
September 30, 2016	$3,125,000
December 31, 2016	$3,125,000
March 31, 2017	$3,125,000
June 30, 2017	$3,125,000
September 30, 2017	$3,125,000
December 31, 2017	$3,125,000
March 31, 2018	$3,125,000
June 30, 2018	$3,125,000
September 30, 2018	$3,906,250
December 31, 2018	$3,906,250
March 31, 2019	$73,437,500

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

(l)	Section 2.10(b) of the Credit Agreement is hereby amended to read as follows:

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Senior Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender, as the case may be, under Section 2.03(c)(iii), 2.03(h), 2.08(b) or under Article VIII.    The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(m)Section 2.14(a) of the Credit Agreement is hereby amended by deleting “$40,000,000” on the fifth line thereof and inserting “$50,000,000” in lieu thereof.

(n)Article VI of the Credit Agreement is hereby amended by adding a new Section 6.18 thereto to read as follows:

6.18    Fifth Amendment Post-Closing Requirements.    Execute and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case within the time limits specified on such Schedule.

(o)	Section 7.02(d) of the Credit Agreement is hereby amended to read as follows:

(d) Investments as a result of Acquisitions, if each of the following conditions has been satisfied: (i) if the Acquisition Consideration for such Acquisition is in excess of $10,000,000, the Borrower shall have given the Administrative Agent notice thereof no less than ten Business Days prior to the closing of such Acquisition, (ii) immediately before and after giving pro-forma effect to such Acquisition, no Default shall have occurred and be continuing, (iii) immediately after giving pro-forma effect to the proposed Acquisition, Liquidity is at least $15,000,000, and (iv) immediately after giving pro-forma effect to the proposed Acquisition, the Senior Secured Leverage Ratio is at least 0.25 less than the then maximum Senior Secured Leverage Ratio set forth in Section 7.11(a) (for clarity, if the maximum Senior Secured Leverage Ratio permitted in Section 7.11(a) is at such time 3.50 to 1.00, then this clause (iv) would require the pro- forma Senior Secured Leverage Ratio to be equal to or less than 3.25 to 1.00);

(p)	Section 7.06(a)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv) so long as there exists no Default both before and after giving effect to any such transaction (which shall include calculation of the financial covenants set forth in Section 7.11 on a pro forma basis as of the fiscal quarter-end immediately preceding any proposed Restricted Payment), the Borrower may (a) make regularly scheduled payments of principal, interest, premium or penalty on (i) Subordinated Debt within the terms specified in the definition of Subordinated Debt as set forth in this Agreement,
(ii) Refinancing Subordinated Debt within the terms specified in the definition of Refinancing Subordinated Debt as set forth in this Agreement, (iii) Designated Senior Debt within the terms specified in the definition of Designated Senior Debt as set forth in this Agreement and (iv) Refinancing Designated Senior Debt within the terms specified in the definition of Refinancing Designated Senior Debt as set forth in this Agreement, and (b) make cash payments required to be made upon conversion of (i) Subordinated Debt and (ii) Designated Senior Debt, provided that (x)(i) with respect to the conversion of Subordinated Debt, such cash payments are made solely with the proceeds of Refinancing Subordinated Debt and (ii) with respect to the conversion of Designated Senior Debt, such cash payments are made solely with the proceeds of Refinancing Designated Senior Debt, (y) immediately after giving pro-forma effect to the making of such cash payments, (i) the Senior Secured Leverage Ratio on a pro-forma basis is less than or equal to 2.75 to 1.00 and (ii) Liquidity is at least $15,000,000 or (z) the Borrower may make up to $3,000,000 in cash payments required to be made upon conversion of

Subordinated Debt and/or Designated Senior Debt so long as immediately after giving pro-forma effect to the making of such cash payments Liquidity is at least $15,000,000.

(q)	Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)Maximum Senior Secured Leverage Ratio.    Permit the Senior Secured Leverage Ratio as of the end of any period of four consecutive Fiscal Quarters of the Borrower occurring during any period set forth below to be greater than the ratio opposite such period:

Period	Maximum Senior Secured Leverage Ratio
Fifth Amendment Effective Date through March 30, 2015	3.75 to 1.00

March 31, 2015 and thereafter	3.50 to 1.00

(r)Schedule 2.01 of the Credit Agreement is hereby amended to be in the form of Schedule 2.01 to this Fifth Amendment, and the Applicable Percentages of each Lender are hereby amended or established, as the case may be, as set forth therein.

(s)Schedule 6.18 is hereby added to the Credit Agreement in the form of Schedule 6.18 to this Fifth Amendment.

(t)Exhibit D, the Compliance Certificate, is hereby amended to be in the form of Exhibit D to this Fifth Amendment.

2.	REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF
DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, and immediately after giving effect to this Fifth Amendment:

(a)the representations and warranties contained in the Credit Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true and correct in all respects on and as of the date hereof as made on and as of such date, and the representations and warranties contained in the Credit Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true and correct in all material respects on and as of the date hereof as made on and as of such date, except in each case to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement;

(b)no event has occurred and is continuing which constitutes a Default or Event of Default;

(c)(i) the Borrower has full power and authority to execute and deliver this Fifth Amendment, each Revolving Credit Note in the amount of each Lender’s Revolving Credit Commitment after giving effect to this Fifth Amendment (the “New Revolving Loan Notes”), and each Term Note in the amount of outstanding Term Loans owed to each Lender after giving effect to this Fifth Amendment (the “New Term Notes”), (ii) this Fifth Amendment, the New Revolving Loan Notes and the New Term Notes have been duly executed and delivered by the Borrower and (iii) this Fifth Amendment, the New Revolving Loan Notes and the New Term Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)neither the execution, delivery and performance of this Fifth Amendment, the New Revolving Loan Notes, the New Term Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with
(i) any Organization Documents of the Borrower or its Subsidiaries, (ii) to Borrower’s knowledge, any Law applicable to the Borrower or its Subsidiaries or (iii) any indenture, agreement or other instrument to which the Borrower, the Subsidiaries or any of their respective properties are subject; and

(e)no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required to be obtained or made by the Borrower pursuant to statutory law applicable to the Borrower as a condition to
(i) the execution, delivery or performance by the Borrower of this Fifth Amendment, the New Revolving Loan Notes and the New Term Notes or (ii) the acknowledgement by each Guarantor of this Fifth Amendment.

3.CONDITIONS OF EFFECTIVENESS. All provisions of this Fifth Amendment shall be effective upon satisfaction of, or completion of, the following:

(a)the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Lenders and acknowledged by the Exiting Lender;

(b)the Administrative Agent shall have received counterparts of this Fifth Amendment executed by the Borrower and acknowledged by each Guarantor;

(c)the representations and warranties set forth in Section 2 of this Fifth Amendment shall be true and correct;

(d)the Administrative Agent shall have received a certified resolution of the Borrower authorizing the execution, delivery and performance of this Fifth Amendment, the New Revolving Loan Notes, the New Term Notes, and the related documents required to be executed and delivered pursuant to Schedule 6.18 to this Fifth Amendment, together with a Certificate of Incumbency;

(e)the Administrative Agent shall have received a favorable opinion of counsel to the Borrower covering the matters set forth in Sections 2(c), (d) and (e) of this Fifth Amendment;

(f)the Administrative Agent shall have received fully-executed New Revolving Loan Notes and New Term Notes;

(g)the Administrative Agent shall have received for its benefit and for the benefit of each Lender and the Arranger the fees in immediately available funds as agreed upon by the Borrower, the Arranger, the Administrative Agent and the Lenders;

(h)since December 31, 2013, there shall not have occurred any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(i)the asset purchase set forth in the Asset Sale Agreement dated March 3, 2014 among Carriage Services of Louisiana, Inc. and Carriage Funeral Holdings, Inc., as buyers, and SCI Louisiana Funeral Services, Inc., S.E. Funeral Homes of Louisiana, LLC and S.E. Funeral Homes of Virginia, LLC, as sellers, shall have been consummated and such Acquisition shall meet the requirements of Section 7.02(d) of the Credit Agreement, as amended by this Fifth Amendment;

(j)the Exiting Lender shall have received payment in full in immediately available funds all amounts due and owing to it under the Credit Agreement and the other Loan Documents; and

(k)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4.	NEW LENDER REPRESENTATIONS AND AGREEMENTS. (a) Each New
Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement,
(iii) from and after the Fifth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Loans and either it, or the Person exercising discretion in making its decision to acquire such Loans, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and other Loan Documents requested by it, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Loans, and (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fifth Amendment and join the Credit Agreement and the other Loan Documents as a Lender and to purchase and make, as the case may be, its Applicable Percentage (after giving effect to this Fifth Amendment) of the Loans; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.    Pursuant to Section 10.06(b)(iii) of the Credit Agreement, the Borrower hereby consents to the assignments to the New Lenders provided for herein.

5.PURCHASE/SALE BY LENDERS. Simultaneously with the satisfaction of the conditions to effectiveness set forth in Section 3 of this Fifth Amendment, each Lender shall purchase or sell (as the case may be), without recourse, an amount of the Term Loans and Revolving Credit Loans outstanding such that, after giving effect to this Fifth Amendment,
(a) the amount of Term Loans owed to each Lender will be equal to its Applicable Percentage thereof after giving effect to the Fifth Amendment, and (b) the amount of each Lender’s Revolving Credit Commitment utilized and the amount of Revolving Loans owed to each Lender will be equal to its Applicable Percentage thereof after giving effect to the Fifth Amendment. The Borrower shall pay each Lender compensation for any losses pursuant to Section 3.05 of the Credit Agreement as a result of any purchases or sales.

6.EXITING LENDER.    By acknowledging and agreeing as provided on the signature pages hereof, the Exiting Lender, upon satisfaction of the conditions of effectiveness set forth in Section 3 of this Fifth Amendment, shall not (a) be a Lender under the Credit Agreement and (b) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any Commitment thereunder.

7.	GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor
(a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Fifth Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fifth Amendment or any of the provisions contemplated herein and cover the Commitments and Loans as increased by this Fifth Amendment, (c) ratifies and confirms its obligations under its Guaranty, (d) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty and (e) acknowledges and agrees that notwithstanding anything in its Guaranty to the contrary, “Guarantied Obligations” as defined in its Guaranty with respect to such Guarantor shall not include Excluded Swap Obligations.

8.	REFERENCE TO THE CREDIT AGREEMENT.

(a)Upon and during the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Fifth Amendment.

(b)Except as expressly set forth herein, this Fifth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other

Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

9.COSTS AND EXPENSES.    The Borrower shall be obligated to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Fifth Amendment and the other instruments and documents to be delivered hereunder.

10.EXECUTION IN COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Fifth Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

11.GOVERNING LAW; BINDING EFFECT.    This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law. This Fifth Amendment shall be binding upon the Borrower, the Guarantors, the Administrative Agent and each Lender and their respective successors and permitted assigns.

12.HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

13.ENTIRE AGREEMENT.    THE CREDIT AGREEMENT, AS AMENDED BY THIS FIFTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date above written.

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GUARANTORS:

CARRIAGE CEMETERY SERVICES, INC. CARRIAGE CEMETERY SERVICES OF
CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO,
INC.
CARRIAGE FLORIDA HOLDINGS, INC.
CARRIAGE FUNERAL HOLDINGS, INC.
CARRIAGE FUNERAL MANAGEMENT, INC.
CARRIAGE FUNERAL SERVICES OF
CALIFORNIA, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE HOLDING COMPANY, INC. CARRIAGE INSURANCE AGENCY OF
MASSACHUSETTS, INC.
CARRIAGE INTERNET STRATEGIES, INC. CARRIAGE LIFE EVENTS, INC.
CARRIAGE    MANAGEMENT,    INC.    (formerly
Carriage Management, L.P.)
CARRIAGE MERGER VI, INC.
CARRIAGE MERGER VII, INC.
CARRIAGE MERGER VIII, INC.
CARRIAGE MERGER IX, INC.
CARRIAGE MERGER X, INC.
CARRIAGE MUNICIPAL CEMETERY
SERVICES OF NEVADA, INC.
CARRIAGE PENNSYLVANIA HOLDINGS, INC. CARRIAGE SERVICES    OF CONNECTICUT,
INC.
CARRIAGE SERVICES OF NEVADA, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC. CARRIAGE SERVICES OF OHIO, LLC CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE TEAM CALIFORNIA
(CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL),
LLC

CARRIAGE TEAM FLORIDA	(CEMETERY),
LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC CARRIAGE TEAM KANSAS, LLC

Signature Page - Fifth Amendment

CATAUDELLA FUNERAL HOME, INC.
CPS FUNERAL SERVICES, JNC.
CHC INSURANCE AGENCY OF OHIO, INC. CLOVERDALE PARK, INC.
COCHRANE'S CHAPEL OF THE ROSES, INC.
CSI FUNERAL SERVICES OF
MASSACHUSETTS, INC.
FORASTIERE FAMILY FUNERAL SERVICE,
INC.
HORIZON CREMATION SOCIETY, INC.
HUBBARD FUNERAL HOME, INC.
ROLLING HILLS MEMORIAL PARK
WILSON & KRATZER MORTUARIES
CARRIAGE SERVICES OF LOUISIANA, INC.

Signature Page - Fifth Amendment

SCHEDULE 2.01
Commitments and Applicable Percentages

Lender	Total Allocation	Applicable Percentage in respect of the Revolving Credit Facility	Revolving Credit Commitment	Applicable Percentage in respect of the Term Facility	Term Loan
Bank of America, N.A.	$61,000,000.00	18.775000000%	$37,550,000.00	18.760000000%	$23,450,000.00
Regions Bank	$50,000,000.00	15.375000000%	$30,750,000.00	15.400000000%	$19,250,000.00
Raymond James Bank, N.A.	$40,000,000.00	12.312500000%	$24,625,000.00	12.300000000%	$15,375,000.00
Amegy Bank National Association	$40,000,000.00	12.312500000%	$24,625,000.00	12.300000000%	$15,375,000.00
Cadence Bank, N.A.	$35,000,000.00	10.775000000%	$21,550,000.00	10.760000000%	$13,450,000.00
Compass Bank	$34,000,000.00	10.462500000%	$20,925,000.00	10.460000000%	$13,075,000.00
BOKF, NA dba Bank of Texas	$25,000,000.00	7.687500000%	$15,375,000.00	7.700000000%	$9,625,000.00
Whitney Bank	$25,000,000.00	7.687500000%	$15,375,000.00	7.700000000%	$9,625,000.00
Texas Capital Bank, National Association	$15,000,000.00	4.612500000%	$9,225,000.00	4.620000000%	$5,775,000.00
Totals	$325,000,000.00	100.000000000%	$200,000,000.00	100.000000000%	$125,000,000.00

SCHEDULE 6.18

Post-Closing Matters

Executed and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case within the time limits specified on such schedule.

1.
By the date which is 60 days after the Fifth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), execute and deliver to the Administrative Agent:

(a)
Mortgages covering the property at the following locations (1) 3239 Battlefield Parkway, Ft. Oglethorpe, GA 30742, (2) 7454 E. Brainerd Rd., Chattanooga, TN 37421, (3) 6123 Garth Rd., Baytown, TX 77521, (4) 3827 Canal St., New

Orleans, LA 70119, (5) 4900 Airline Dr., Metairie, LA 70001, (6) 1600 North Causeway Blvd., Metairie, LA 70001, and (7) 6161 Leesburg Pike, Falls Church, VA 22044, together with, in each case to the extent required by the Administrative Agent and in form and substance satisfactory to the Administrative Agent:

(i)
evidence that counterparts of such Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Creditors and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(ii)	loan or mortgage title reports or title searches, flood certificates and tax affidavits with respect to the Real Property Collateral covered by such Mortgages, and

(iii)
evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in such Mortgages has been taken.

(b)
Amendments to Mortgages covering the Real Property Collateral to the extent determined by the Administrative Agent to be necessary as a result of the modifications to the terms of the Facilities pursuant to the Fifth Amendment.

Schedule 6.18

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:__________, ______

To:	Bank of America, N.A., as Administrative Agent Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 30, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among
Carriage Services, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, LIC Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of ___________________________________________the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the
Borrower, and that:
[Use following paragraph 1for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited fmancial statements required by Section 6.01(a) of the Agreement for the fiscal year ofthe Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1for fiscal quarter-end financial statementsJ

1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

Exhibit D- Page 1
Form of Compliance Certificate

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or-

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.The representations and warranties of the Borrower contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower as of ______________________, ________.
CARRIAGE SERVICES, INC.

By: ________________________________
Name:     ______________________________
Title    _______________________________

Exhibit D- Page 2
Form of Compliance Certificate

For the Quarter/Year ended____________________("Statement Date")

SCHEDULE 2
to the Compliance Certificate ($in 000's)

I.	Section 7.01- Liens.

A.	Debt on acquired Property:	$______________
B.	Purchase money Liens and surety bond deposits:	$______________
C.	Total permitted Secured Debt (Lines I.A. + I.B.):	$______________
D.	10% of Borrower's Net Worth:	$______________

II.	Section 7.02- Investments.

A.	Investments made pursuant to Section 7.02(g):	$______________
B.	Investments permitted pursuant to Section 7.02(g):	$ 3,500,000
C.	Investments in Unrestricted Subsidiaries pursuant to Section 7.02(j):	$______________
D.	Investments permitted pursuant to Section 7.02(j):	$ 5,000,000

III.	Section 7.03- Debt.

A.	Trade Payables more than 90 days past due not being contested in good faith with GAAP reserves:	$______________
B.	Aggregate amount of permitted trade payables described in Line III.B.:	$ 200,000
C.	Amount of other Debt outstanding pursuant to Section 7.01(j):	$______________
D.	5% of Borrower's Net Worth:	$______________

IV.	Section 7.05- Dispositions.

A.	Net Cash Proceeds from Dispositions pursuant to Section 7.05(d) pending reinvestment:	$______________
B.	Aggregate amount of permitted Net Cash Proceeds described in Line IV.A.:	$ 2,000,000

V.	Section 7.06- Restricted Payments.

A.	Equity Interest purchases pursuant to Section 7.06(a)(ii)(A):	$______________
B.	Aggregate amount of permitted Equity Interest purchases described in Line V.A.:	$15,000,000

VI.	Section 7.11 (a)- Maximum Senior Secured Leverage Ratio.

A.	Total Senior Secured Debt at Statement Date:
	(1)	Debt of the Borrower and its Subsidiaries at Statement Date:	$______________

Exhibit D- Page 3
Form of Compliance Certificate

(2)	Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$______________
(3)	Refinancing Subordinated Debt of the Borrower and its Subsidiaries at Statement Date:	$______________
(4)	Debt of the Borrower and its Subsidiaries not secured by a Lien:	$______________
(5)	Total Senior Secured Debt (Lines (VI.A.1)- (VI.A.2 + 3 + 4)):	$______________

B.	EBITDA for four consecutive fiscal quarters ending on the Statement Date ("Subject Period"):
	(1)	Net Income for the Subject Period:	$______________
	(2)	To the extent deducted in calculating Net Income, Interest Expense for the Subject Period:	$______________
	(3)	To the extent deducted in calculating Net Income, the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for the Subject Period:	$______________
	(4)	To the extent deducted in calculating Net Income, depreciation and amortization expenses and payments in respect of Deferred Purchase Price for the Subject Period:	$______________
	(5)	To the extent deducted in calculating Net Income, other expenses of the Borrower and the Subsidiaries reducing Net Income which do not represent a cash item in the Subject Period or any future period:	$______________
(6)
To the extent deducted in calculating Net Income, costs and expenses of the Borrower and its Subsidiaries incurred in connection with the tender for, consent solicitation with respect to, and purchase of, the Senior Notes:
$______________
	(7)	To the extent deducted in calculating Net Income, non-recurring costs and expenses, including acquisition costs, of the Borrower and its Subsidiaries not to exceed $1,000,000 in aggregate amount:	$______________
(8)
Withdrawable trust income received by the Borrower and its Subsidiaries from preneed trust accounts that allow income to be withdrawn before contract maturity, less cash amounts required to be replaced, if any:
$______________
(9)
EBITDA of any Acquisition calculated on a historic basis for such Acquisition as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:
$______________
	(10)	For any period of calculation including Fiscal Quarter ending March 31, 2011, severance costs not to exceed $2,300,000 in aggregate amount.	$______________
	(11)	Non-cash items increasing Net Income for the Subject Period:	$______________

Exhibit D- Page 4
Form of Compliance Certificate

(12)
EBITDA of any Subsidiary or business Disposed of calculated on a historic business as if the same had occurred on the first day of the period for which such EBITDA is measured with such pro-forma adjustments as the Administrative Agent shall approve:
$______________
	(13)	EBITDA (Lines VI.B.l + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 +10- 11- 12):	$______________
C.	Senior Secured Leverage Ratio (Line VI.A.5 +Line VI.B.13):		______to________

Maximum permitted:

Period	Maximum Senior Secured Leverage Ratio
Fifth Amendment Effective Date through March 30, 2015	3.75 to 1.00
March 31, 2015 and thereafter	3.50 to 1.00

VII.	Section 7.11 (b)- Maximum Fixed Charge Coverage Ratio.

A.	EBITDA for the Subject Period (Line VI.B.13. above):	$______________
B.	Maintenance Capital Expenditures for the Subject Period:	$______________
C.	Cash taxes paid during the Subject Period:	$______________
D.	Cash tax refunds received during the Subject Period:	$______________
E.	Dividends paid in cash during the Subject Period:	$______________
F.	Cash Interest Expense during the Subject Period:	$______________
G.	Scheduled and required principal payments during the Subject Period in respect of Debt	$______________
H.	Scheduled and required payments made by the Borrower in respect of Deferred Purchase Price for the Subject Period (to extent not included in VII.E. and VII.F. above):	$______________
I.	Fixed Charge Coverage Ratio (Lines VII.A.- VII.B.- VII.C. + VII.D.- VII.E.)+ (Lines VII.F. + VII.G. + VII.H):	_____ to 1.00

Minimum required:	1.20 to 1.00

VII.	Section 6.12(d)- Field Level EBITDA

A.	Funeral Field Level EBITDA for the Subject Period:	$______________
B.	Line VIII.A x .75:	$______________
C.	EBITDA generated by Mortgaged Property and related operations for the Subject Period:	$______________

Exhibit D- Page 5
Form of Compliance Certificate